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Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to Section 1350 of Title 18 of the United States Code

        Pursuant to Section 1350 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Robert S. Bland, the Chief Executive Officer of Insure.com, Inc. (the "Company"), hereby certify that, to the best of my knowledge and belief:

(1)
The Company's Annual Report on Form 10-K for the year ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT S. BLAND Name: Robert S. Bland Title: Chief Executive Officer Date: March 3, 2008

        A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Insure.com, Inc. and will be retained by Insure.com, Inc and furnished to the Securities and Exchange Commission or its staff upon request.

        This certification accompanies the report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act of 1934, as amended.

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  Exhibit 32.1
Certification of Chief Executive Officer Pursuant to Section 1350 of Title 18 of the United States Code